EXHIBIT 99.1
FOR IMMEDIATE RELEASE

                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC

                 APPOINTS BERT HAND AS NEW CHAIRMAN OF THE BOARD

Concord, ON.--(BUSINESS WIRE) - January 25, 2010. Environmental Solutions Worldwide Inc. (ESW) (OTCBB: ESWW) (Frankfurt Stock Exchange FWB: EOW) is pleased to announce that Mr. Elbert O. (Bert) Hand has accepted the appointment as non-executive Chairman and Director of the Company.

Mr. Hand graduated from Hamilton College and the Executive Development Program at The Kellogg School, Northwestern University. He joined Hart, Schaffner & Marx in 1964 and held various marketing, merchandising, manufacturing and executive divisional positions. Mr. Hand became President of Hartmarx Corporation (HMX) in 1985 and Chairman and C.E.O. in 1992. He retired as Chairman in 2004.

Mr. Hand also served on the Main Board of Austin Reed PLC, London, from 1993 to 2002; he currently serves on the Board of Directors of Arthur J Gallagher Inc. [AJG-NYSE] and the Advisory Board of Terlato Wines International. Mr. Hand is also, a Board member of The Savannah Music Festival, Savannah Georgia and Chicago's Music of the Baroque Chorus and Orchestra of which he was Chairman from 1995 to 2004.

Mr. Nitin Amersey, who has served as ESW's non-executive Chairman since 2004 commented, "It has been a pleasure and a privilege serving as the Chairman of the Company for the past 6 years. Moving forward, I will be continuing to serve as an active director focusing my efforts on a number of Board committees. I believe this is the right point in time in the growth of the Company to pass the reins on to an individual of Mr. Hand's caliber and qualifications. I welcome him as the new Chairman, and look forward to working with him as the Company continues to evolve."

Mr. Hand commented, "On behalf of the Board, I wish to express thanks to Mr. Amersey for the considerable contribution he has made serving as Chairman of the Company. I appreciate being appointed Chairman of ESW as the Company enters an exciting growth phase."

David J. Johnson, ESW's President and CEO remarked. "We are delighted to announce Mr. Hand's appointment and believe he brings with him a wealth of experience as well as a proven track record of success. I look forward to working with him as the Company's exciting future evolves."

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ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory.
For updated information, please visit the Company's Web site at: www.cleanerfuture.com
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For updated information about our military division, please visit the Company's
Web site at: www.eswmilitarytech.com
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SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com